Exhibit 99.1

California BanCorp Reports Financial Results for the Fourth Quarter and Twelve Months Ended December 31, 2022

Oakland, CA – January 26, 2023 – California BanCorp (NASDAQ: CALB), whose subsidiary is California Bank of Commerce, announced today its financial results for the fourth quarter and twelve months ended December 31, 2022.

The Company reported net income of $7.7 million for the fourth quarter of 2022, representing an increase of $2.2 million, or 39%, compared to $5.5 million for the third quarter of 2022 and an increase of $4.5 million, or 141%, compared to $3.2 million in the fourth quarter of 2021. For the twelve months ended December 31, 2022, net income was $21.1 million, representing an increase of $7.7 million, or 58%, compared to $13.4 million for the same period in 2021.

Diluted earnings per share of $0.91 for the fourth quarter of 2022 compared to $0.66 for the third quarter of 2022 and $0.38 for the fourth quarter of 2021. For the twelve months ended December 31, 2022, diluted earnings per share of $2.51 compared to $1.61 for the same period in 2021.

“Our fourth quarter performance completed another strong year of continuing the growth of our client roster, realizing more operating leverage, and increasing our level of profitability,” said Steven Shelton, Chief Executive Officer of California BanCorp. “Given the potential for an economic slowdown in 2023, we have become more selective with our loan production; however, we continue to develop new relationships with high quality commercial clients. As a result, during the fourth quarter we experienced significant growth in both noninterest-bearing deposits and total deposits. At year-end, noninterest-bearing deposits represented 45% of our total deposits which allowed us to maintain a lower cost of funds and create additional expansion in our net interest margin, as well as contribute to our increasing level of profitability. As we further execute our strategy of building a franchise based upon a stable low-cost deposit base and a conservatively underwritten and well-diversified loan portfolio, we believe the Company is positioned to continue generating strong financial performance for our shareholders. Over the longer term, and as economic conditions improve, our strong commercial banking team’s ability to generate attractive lending opportunities will further result in higher levels of revenue, more operating leverage, and profitable growth for our franchise.”

Financial Highlights:

Profitability - three months ended December 31, 2022 compared to September 30, 2022

•	Net income of $7.7 million and $0.91 per diluted share, compared to $5.5 million and $0.66 per share, respectively.

•	Revenue of $23.8 million increased $4.0 million, or 20%, compared to $19.8 million for the third quarter of 2022.

•

Net interest income of $21.9 million benefited from higher earning assets during the fourth quarter of 2022 combined with the rising rate environment and the acceleration of an unamortized discount totaling $1.4 million related to the repayment of previously purchased loans.

•

Provision for loan losses of $1.1 million increased $300,000, or 38%, primarily as a result of continued adjustments in the qualitative reserve assessment in response to general macroeconomic changes, combined with growth in the real estate other loan portfolio.

•	Non-interest income of $2.0 million increased $478,000, or 32%, primarily due to loan related fees.

•

Non-interest expense, excluding capitalized loan origination costs, of $12.7 million increased $354,000, or 3%, compared to $12.3 million for the third quarter of 2022 primarily as a result of increased salary and benefit expense related to the continued growth of the business, combined with increases in item processing and business development expenses.

Profitability - twelve months ended December 31, 2022 compared to December 31, 2021

•	Net income of $21.1 million and $2.51 per diluted share, compared to $13.4 million and $1.61 per diluted share, respectively.

•	Revenue of $78.3 million increased $19.4 million, or 33%, compared to $58.9 million in the prior year.

•

Net interest income of $71.0 million benefited from a more favorable mix of earning assets combined with the rising rate environment, partially offset by the recognition of net fees from Paycheck Protection Program (“PPP”) loans declining by $3.8 million from the prior year.

•

Provision for loan losses increased $3.8 million primarily due to growth in the loan portfolio combined with a release of reserves in 2021 as a result of the continued assessment of qualitative reserves regarding the general macroeconomic changes related to COVID-19 as it pertained to our overall loan portfolio.

•

Non-interest income of $7.4 million increased $3.2 million, or 77%, primarily due to a gain recognized on the sale of a portion of our solar loan portfolio during the first quarter of 2022 combined with an increase in service charges and other fees resulting from growth in the Company’s client base.

•

Non-interest expense, excluding capitalized loan origination costs, of $48.8 million compared to $46.0 million for the same period in the prior year, reflecting the Company’s investment in infrastructure to support the continued growth of the Company.

Financial Position – December 31, 2022 compared to September 30, 2022

•	Total assets decreased by $6.3 million to $2.04 billion; average total assets increased by $158.0 million to $2.09 billion.

•	Gross loans increased by $5.5 million to $1.59 billion; average gross loans increased by $97.9 million to $1.62 billion.

•	Deposits increased by $82.7 million to $1.79 billion; average deposits increased by $193.6 million to $1.79 billion.

•	Other borrowings of $100.0 million were repaid during the fourth quarter of 2022 and no outstanding balance remained at December 31, 2022.

•	Tangible book value per share of $19.78 increased by $0.98, or 5%.

Net Interest Income and Margin:

Net interest income for the quarter ended December 31, 2022 was $21.9 million, an increase of $3.5 million, or 19%, from $18.4 million for the three months ended September 30, 2022, and an increase of $7.9 million, or 57%, from $14.0 million for the quarter ended December 31, 2021. The increase in net interest income compared to the third quarter of 2022 was primarily attributable to growth of the loan portfolio and an increase in net interest margin related to the rising interest rate environment. Additionally, during the fourth quarter of 2022 commercial loans totaling $57.9 million that were previously purchased at a discount were paid off, resulting in the remaining unamortized discount of $1.4 million being accelerated into interest income. Compared to the fourth quarter of 2021, the increase in net interest income resulted from a more favorable mix of earning assets which benefited from the rising rate environment and the accelerated recognition of the discount related to the repayment of previously purchased loans, partially offset by a $684,000 reduction in the amortization of net fees received on PPP loans.

Net interest income for the twelve months ended December 31, 2022 was $71.0 million, an increase of $16.3 million, or 30%, over $54.7 million for the twelve months ended December 31, 2021. The increase in net interest income was primarily attributable to an increase in interest income as the result of a more favorable mix of earning assets combined with higher yields on those assets and the accelerated recognition of the discount related to the repayment of previously purchased loans, partially offset by a $3.8 million reduction in the amortization of net fees received on PPP loans.

The Company’s net interest margin for the fourth quarter of 2022 was 4.32%, compared to 3.94% for the third quarter of 2022 and 2.81% for the same period in 2021. The increase in margin compared to the prior quarter and the fourth quarter of 2021 was primarily due to growth in the loan portfolio and increased yields on earning assets, partially offset by an increase in the cost of deposits and other borrowings.

The Company’s net interest margin for the twelve months ended December 31, 2022 was 3.79%, compared to 2.89% for the same period in 2021. The increase in margin compared to prior year was primarily due to a more favorable mix of higher yielding earning assets, partially offset by an increase in the cost of deposits and other borrowings and a reduction in the amortization of net fees received on PPP loans.

Non-Interest Income:

The Company’s non-interest income for the quarters ended December 31, 2022, September 30, 2022, and December 31, 2021 was $2.0 million, $1.5 million, and $994,000, respectively. The increase in non-interest income from the prior periods was primarily due to an increase in service charges and loan related fees.

For the twelve months ended December 31, 2022, non-interest income of $7.4 million compared to $4.2 million for the same period of 2021. The increase in non-interest income from prior year was the result of an increase in service charges and loan related fees, as well as a gain of $1.4 million recognized on the sale of a portion of our solar loan portfolio.

Net interest income and non-interest income comprised total revenue of $23.8 million, $19.8 million, and $15.0 million for the quarters ended December 31, 2022, September 30, 2022, and December 31, 2021, respectively. Total revenue for the twelve months ended December 31, 2022 and 2021 was $78.3 million and $58.9 million, respectively.

Non-Interest Expense:

The Company’s non-interest expense for the quarters ended December 31, 2022, September 30, 2022, and December 31, 2021 was $11.7 million, $11.2 million, and $10.0 million, respectively. The increase in non-interest expense from the prior periods was primarily due to an increase in salaries and benefits related to investments to support the continued growth of the business, combined with increases in item processing and business development expenses. Excluding capitalized loan origination costs, non-interest expense for the fourth quarter of 2022, the third quarter of 2022 and the fourth quarter of 2021 was $12.7 million, $12.3 million, and $11.6 million, respectively.

Non-interest expense of $44.7 million for the twelve months ended December 31, 2022 compared to $40.4 million for the same period of 2021. Excluding capitalized loan origination costs, non-interest expense was $48.8 million for the twelve months ended December 31, 2022 and $46.0 million for the same period in 2021 which reflects the Company’s investment in infrastructure to support the continued growth of the Company.

The Company’s efficiency ratio, the ratio of non-interest expense to revenues, was 49.17%, 56.52%, and 66.90% for the quarters ended December 31, 2022, September 30, 2022, and December 31, 2021, respectively. For the twelve months ended December 31, 2022 and 2021, the Company’s efficiency ratio was 57.01% and 68.65%, respectively.

Balance Sheet:

Total assets of $2.04 billion as of December 31, 2022, represented a decrease of $6.3 million compared to $2.05 billion at September 30, 2022, and increased $27.2 million compared to total assets of $2.0 billion at December 31, 2021. The decrease in total assets from the prior quarter was primarily due to decreased liquidity related to the payoff of other borrowings, combined with modest growth of the loan portfolio. Compared to the same period in the prior year, the Company had strong loan growth in the commercial and real estate other portfolios, which was partially offset by decreased liquidity resulting from the outflow of deposits related to forgiveness of PPP loans and the payoff of other borrowings.

Total gross loans were $1.59 billion at December 31, 2022 and September 20, 2022, compared to $1.38 billion at December 31, 2021. During the fourth quarter of 2022, real estate other loans increased by $23.4 million, or 3%, due to organic growth, partially offset by decreases in commercial, real estate construction and land, and SBA loans related to the ordinary course of business. Year-over-year, commercial and real estate other loans increased by $160.3 million, or 34%, and $151.0 million, or 22%, respectively, due to organic growth. These increases were partially offset by a decrease in SBA loans of $74.2 million, or 91%, primarily due to PPP loan forgiveness, and a decrease in other loans of $40.9 million, or 51%, due to the sale of a portion of the solar loan portfolio.

Total deposits increased by $82.7 million, or 5%, to $1.79 billion at December 31, 2022 from $1.71 billion at September 30, 2022, and increased by $111.6 million, or 7%, from $1.68 billion at December 31, 2021. The increase in total deposits from the end of the third quarter of 2022 was primarily due to an increase in non-interest bearing demand deposits of $53.0 million and money market and savings deposits of $73.8 million, partially offset by a decrease in time deposits of $46.7 million as a result of reduced reliance on brokered certificates of deposits. Compared to the same period last year, the increase in total deposits was primarily concentrated in non-interest bearing demand deposits and time deposits, partially offset by a reduction in money market and savings deposits as a result of outflows related to forgiveness of PPP loans. Non-interest bearing deposits, primarily commercial business operating accounts, represented 45.3% of total deposits at December 31, 2022, compared to 44.4% at September 30, 2022 and 45.9% at December 31, 2021.

As of December 31, 2022, the Company had no outstanding borrowings, excluding junior subordinated debt securities, compared to $100.0 million and $106.4 million of outstanding borrowings as of September 30, 2022 and December 31, 2021, respectively.

Asset Quality:

The provision for credit losses increased to $1.1 million for the fourth quarter of 2022 compared to $800,000 for the third quarter of 2022 and $504,000 for the fourth quarter of 2021. The Company had net loan charge-offs of $650,000, or 0.04% of gross loans, during the fourth quarter of 2022 and $202,000, or 0.01% of gross loans, during the third quarter of 2022. The Company had net loan recoveries of $6,000, or 0.00% of gross loans, during the fourth quarter of 2021.

Non-performing assets (“NPAs”) to total assets were 0.06% at December 31, 2022, compared to 0.02% at September 30, 2022 and 0.01% at December 31, 2021, with non-performing loans of $1.3 million, $343,000 and $232,000, respectively, on those dates.

The allowance for loan losses was $17.0 million, or 1.07% of total loans, at December 31, 2022, compared to $16.6 million, or 1.04% of total loans, at September 30, 2022 and $14.1 million, or 1.02% of total loans, at December 31, 2021.

Capital Adequacy:

At December 31, 2022, shareholders’ equity totaled $172.3 million compared to $164.1 million at September 30, 2022 and $150.8 million one year ago. Additionally, at December 31, 2022, the Company’s total risk-based capital ratio, tier one capital ratio, and leverage ratio were 11.78%, 8.23%, and 7.98%, respectively; all of which were above the regulatory standards of 10.00%, 8.00%, and 5.00%, respectively, for “well-capitalized” institutions.

“Our strong financial performance and effective balance sheet management resulted in further growth of our tangible book value per share to $19.78, representing an increase of 5.2% from the prior quarter,” said Thomas A. Sa, President, Chief Financial Officer and Chief Operating Officer of California BanCorp “During the fourth quarter, we successfully completed financing transactions in support of sponsor-backed clients’ evolving needs which resulted in nonrecurring fees of $1.4 million contributing to net interest income. Further, our ability to lead these transactions opportunistically enabled us to enhance capital accretion and reduce overall credit exposure. These transactions combined with our strong core financial performance throughout 2022 resulted in a total equity to total assets ratio of 8.43% at year-end, representing an increase of 95 basis points from the prior year. We believe that our strong capital ratios position us well to effectively manage through potential economic uncertainty during 2023 while continuing to support the growth of our franchise over the longer term.”

About California BanCorp:

California BanCorp, the parent company for California Bank of Commerce, offers a broad range of commercial banking services to closely held businesses and professionals located throughout Northern California. The Company’s common stock trades on the Nasdaq Global Select marketplace under the symbol CALB. For more information on California BanCorp, call us at (510) 457-3751, or visit us at www.californiabankofcommerce.com.

Contacts:

Steven E. Shelton, (510) 457-3751

Chief Executive Officer

seshelton@bankcbc.com

Thomas A. Sa, (510) 457-3775

President, Chief Financial Officer and Chief Operating Officer

tsa@bankcbc.com

Use of Non-GAAP Financial Information:

This press release contains both financial measures based on GAAP and non-GAAP. Non-GAAP financial measures are used where management believes them to be helpful in understanding the Company’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward-Looking Information:

Statements in this news release regarding expectations and beliefs about future financial performance and financial condition, as well as trends in the Company’s business and markets are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “outlook,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” The forward-looking statements in this news release are based on current information and on assumptions that the Company makes about future events and circumstances that are subject to a number of risks and uncertainties that are often difficult to predict and beyond the Company’s control. As a result of those risks and uncertainties, the Company’s actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward-looking statements contained in this news release and could cause the Company to make changes to future plans. Those risks and uncertainties include, but are not limited to, the risk of incurring loan losses, which is an inherent risk of the banking business; the risk that the Company will not be able to continue its internal growth rate; uncertainties related to the coronavirus pandemic; the impact of higher inflation rates; the risk that the United States economy will experience slowed growth or recession or will be adversely affected by domestic or international economic conditions and risks associated with the Federal Reserve Board taking actions with respect to interest rates, any of which could adversely affect, among other things, the values of real estate collateral supporting many of the Company’s loans, loan demand, interest income and interest rate margins and, therefore, the Company’s future operating results; risks associated with changes in income tax laws and regulations; and risks associated with seeking new client relationships and maintaining existing client relationships. Readers of this news release are encouraged to review the additional information regarding these and other risks and uncertainties to which our business is subject that are contained in our Annual Report on Form 10-K for the year ended December 31, 2021 which is on file with the Securities and Exchange Commission (the “SEC”). Additional information will be set forth in our Annual Report on Form 10-K for the year ended December 31, 2022, which we expect to file with the SEC during the first quarter of 2023, and readers of this release are urged to review the additional information that will be contained in that report.

Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of today’s date, or to make predictions based solely on historical financial performance. The Company disclaims any obligation to update forward-looking statements contained in this news release, whether as a result of new information, future events or otherwise, except as may be required by law.

FINANCIAL TABLES FOLLOW

CALIFORNIA BANCORP AND SUBSIDIARY

SELECTED FINANCIAL INFORMATION (UNAUDITED) - PROFITABILITY

(Dollars in Thousands, Except Per Share Data)

			Change			Change
QUARTERLY HIGHLIGHTS:	Q4 2022	Q3 2022	$	%	Q4 2021	$	%
Interest income	$27,480	$21,168	$6,312	30%	$15,543	$11,937	77%
Interest expense	5,620	2,805	2,815	100%	1,576	4,044	257%

Net interest income	21,860	18,363	3,497	19%	13,967	7,893	57%

Provision for loan losses	1,100	800	300	38%	504	596	118%

Net interest income after provision for loan losses	20,760	17,563	3,197	18%	13,463	7,297	54%

Non-interest income	1,962	1,484	478	32%	994	968	97%
Non-interest expense	11,713	11,217	496	4%	10,009	1,704	17%

Income before income taxes	11,009	7,830	3,179	41%	4,448	6,561	148%

Income tax expense	3,340	2,308	1,032	45%	1,267	2,073	164%

Net income	$7,669	$5,522	$2,147	39%	$3,181	$4,488	141%

Diluted earnings per share	$0.91	$0.66	$0.25	38%	$0.38	$0.53	139%

Net interest margin	4.32%	3.94%	+38 Basis Points		2.81%	+151 Basis Points

Efficiency ratio	49.17%	56.52%	-735 Basis Points		66.90%	-1773 Basis Points

			Change
YEAR-TO-DATE HIGHLIGHTS:	2022	2021	$	%
Interest income	$82,278	$61,293	$20,985	34%
Interest expense	11,306	6,563	4,743	72%

Net interest income	70,972	54,730	16,242	30%

Provision for loan losses	3,775	4	3,771	94275%

Net interest income after provision for loan losses	67,197	54,726	12,471	23%

Non-interest income	7,374	4,173	3,201	77%
Non-interest expense	44,665	40,437	4,228	10%

Income before income taxes	29,906	18,462	11,444	62%

Income tax expense	8,798	5,094	3,704	73%

Net income	$21,108	$13,368	$7,740	58%

Diluted earnings per share	$2.51	$1.61	$0.90	56%

Net interest margin	3.79%	2.89%	+90 Basis Points

Efficiency ratio	57.01%	68.65%	-1164 Basis Points

CALIFORNIA BANCORP AND SUBSIDIARY

SELECTED FINANCIAL INFORMATION (UNAUDITED) - FINANCIAL POSITION

(Dollars in Thousands, Except Per Share Data)

			Change			Change
PERIOD-END HIGHLIGHTS:	Q4 2022	Q3 2022	$	%	Q4 2021	$	%
Total assets	$2,042,215	$2,048,501	$(6,286)	0%	$2,014,996	$27,219	1%
Gross loans	1,593,421	1,587,901	5,520	0%	1,376,649	216,772	16%
Deposits	1,791,740	1,709,078	82,662	5%	1,680,138	111,602	7%
Tangible equity	164,782	156,575	8,207	5%	143,241	21,541	15%

Tangible book value per share	$19.78	$18.80	$0.98	5%	$17.33	$2.45	14%

Tangible equity / total assets	8.07%	7.64%	+43 Basis Points		7.11%	+96 Basis Points
Gross loans / total deposits	88.93%	92.91%	-398 Basis Points		81.94%	+699 Basis Points
Noninterest-bearing deposits / total deposits	45.30%	44.39%	+91 Basis Points		45.90%	-60 Basis Points

QUARTERLY AVERAGE			Change			Change
HIGHLIGHTS:	Q4 2022	Q3 2022	$	%	Q4 2021	$	%
Total assets	$2,088,206	$1,930,227	$157,979	8%	$2,054,490	$33,716	2%
Total earning assets	2,007,243	1,849,242	158,001	9%	1,971,558	35,685	2%
Gross loans	1,621,322	1,523,442	97,880	6%	1,330,044	291,278	22%
Deposits	1,785,693	1,592,096	193,597	12%	1,759,592	26,101	1%
Tangible equity	161,919	155,448	6,471	4%	142,118	19,801	14%

Tangible equity / total assets	7.75%	8.05%	-30 Basis Points		6.92%	+83 Basis Points
Gross loans / total deposits	90.80%	95.69%	-489 Basis Points		75.59%	+1521 Basis Points
Noninterest-bearing deposits / total deposits	44.47%	46.41%	-194 Basis Points		45.24%	-77 Basis Points

YEAR-TO-DATE AVERAGE			Change
HIGHLIGHTS:	2022	2021	$	%
Total assets	$1,953,168	$1,968,884	$(15,716)	-1%
Total earning assets	1,871,813	1,891,234	(19,421)	-1%
Gross loans	1,495,981	1,368,960	127,021	9%
Deposits	1,649,512	1,664,352	(14,840)	-1%
Tangible equity	153,443	136,623	16,820	12%

Tangible equity / total assets	7.86%	6.94%	+92 Basis Points
Gross loans / total deposits	90.69%	82.25%	+844 Basis Points
Noninterest-bearing deposits / total deposits	45.61%	44.93%	+68 Basis Points

CALIFORNIA BANCORP AND SUBSIDIARY

SELECTED INTERIM FINANCIAL INFORMATION (UNAUDITED) - ASSET QUALITY

(Dollars in Thousands)

ALLOWANCE FOR LOAN LOSSES:	12/31/22	09/30/22	06/30/22	03/31/22	12/31/21
Balance, beginning of period	$16,555	$15,957	$15,032	$14,081	$13,571
Provision for loan losses, quarterly	1,100	800	925	950	504
Charge-offs, quarterly	(650)	(202)	—	—	—
Recoveries, quarterly	—	—	—	1	6

Balance, end of period	$17,005	$16,555	$15,957	$15,032	$14,081

NONPERFORMING ASSETS:	12/31/22	09/30/22	06/30/22	03/31/22	12/31/21
Loans accounted for on a non-accrual basis	$1,250	$182	$549	$549	$232
Loans with principal or interest contractually past due 90 days or more and still accruing interest	—	161	—	—	—

Nonperforming loans	$1,250	$343	$549	$549	$232
Other real estate owned	—	—	—	—	—

Nonperforming assets	$1,250	$343	$549	$549	$232

Loans restructured and in compliance with modified terms	—	—	—	—	—

Nonperforming assets and restructured loans	$1,250	$343	$549	$549	$232

Nonperforming loans by asset type:
Commercial	$1,028	$161	$—	$—	$—
Real estate other	—	—	—	—	—
Real estate construction and land	—	—	—	—	—
SBA	222	182	549	549	232
Other	—	—	—	—	—

Nonperforming loans	$1,250	$343	$549	$549	$232

ASSET QUALITY:	12/31/22	09/30/22	06/30/22	03/31/22	12/31/21
Allowance for loan losses / gross loans	1.07%	1.04%	1.06%	1.07%	1.02%
Allowance for loan losses / nonperforming loans	1360.40%	4826.53%	2906.56%	2738.07%	6069.40%
Nonperforming assets / total assets	0.06%	0.02%	0.03%	0.03%	0.01%
Nonperforming loans / gross loans	0.08%	0.02%	0.04%	0.04%	0.02%
Net quarterly charge-offs / gross loans	0.04%	0.01%	0.00%	0.00%	0.00%

CALIFORNIA BANCORP AND SUBSIDIARY

INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in Thousands, Except Per Share Data)

	Three months ended			Twelve months ended
	12/31/22	09/30/22	12/31/21	12/31/22	12/31/21
INTEREST INCOME
Loans	$23,972	$19,084	$14,520	$74,240	$58,677
Federal funds sold	2,236	867	216	3,519	587
Investment securities	1,272	1,217	807	4,519	2,029

Total interest income	27,480	21,168	15,543	82,278	61,293

INTEREST EXPENSE
Deposits	4,536	1,672	937	7,810	4,418
Other	1,084	1,133	639	3,496	2,145

Total interest expense	5,620	2,805	1,576	11,306	6,563

Net interest income	21,860	18,363	13,967	70,972	54,730
Provision for loan losses	1,100	800	504	3,775	4

Net interest income after provision for loan losses	20,760	17,563	13,463	67,197	54,726

NON-INTEREST INCOME
Service charges and other fees	1,653	1,237	1,038	4,913	3,222
Gain on sale of loans	—	—	—	1,393	—
Other non-interest income	309	247	(44)	1,068	951

Total non-interest income	1,962	1,484	994	7,374	4,173

NON-INTEREST EXPENSE
Salaries and benefits	7,443	7,415	6,370	29,097	26,031
Premises and equipment	1,249	1,275	1,320	5,093	5,098
Other	3,021	2,527	2,319	10,475	9,308

Total non-interest expense	11,713	11,217	10,009	44,665	40,437

Income before income taxes	11,009	7,830	4,448	29,906	18,462
Income taxes	3,340	2,308	1,267	8,798	5,094

NET INCOME	$7,669	$5,522	$3,181	$21,108	$13,368

EARNINGS PER SHARE
Basic earnings per share	$0.92	$0.66	$0.39	$2.54	$1.63

Diluted earnings per share	$0.91	$0.66	$0.38	$2.51	$1.61

Average common shares outstanding	8,330,145	8,322,529	8,255,340	8,306,282	8,222,749

Average common and equivalent shares outstanding	8,463,738	8,405,669	8,342,032	8,404,317	8,292,942

PERFORMANCE MEASURES
Return on average assets	1.46%	1.13%	0.61%	1.08%	0.68%
Return on average equity	17.96%	13.45%	8.43%	13.12%	9.27%
Return on average tangible equity	18.79%	14.09%	8.88%	13.76%	9.78%
Efficiency ratio	49.17%	56.52%	66.90%	57.01%	68.65%

CALIFORNIA BANCORP AND SUBSIDIARY

INTERIM CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Dollars in Thousands)

	12/31/22	09/30/22	06/30/22	03/31/22	12/31/21
ASSETS
Cash and due from banks	$16,686	$24,709	$20,378	$18,228	$4,539
Federal funds sold	200,126	216,345	138,057	206,305	465,917
Investment securities	155,878	157,531	165,309	171,764	103,278
Loans:
Commercial	634,535	643,131	589,562	522,808	474,281
Real estate other	848,241	824,867	794,504	741,651	697,212
Real estate construction and land	63,730	71,523	63,189	51,204	43,194
SBA	7,220	8,565	13,310	44,040	81,403
Other	39,695	39,815	39,814	40,771	80,559

Loans, gross	1,593,421	1,587,901	1,500,379	1,400,474	1,376,649
Unamortized net deferred loan costs (fees)	2,040	1,902	2,570	2,434	1,688
Allowance for loan losses	(17,005)	(16,555)	(15,957)	(15,032)	(14,081)

Loans, net	1,578,456	1,573,248	1,486,992	1,387,876	1,364,256
Premises and equipment, net	3,072	3,382	3,736	4,047	4,405
Bank owned life insurance	25,127	24,955	24,788	24,614	24,412
Goodwill and core deposit intangible	7,472	7,483	7,493	7,503	7,513
Accrued interest receivable and other assets	55,398	40,848	38,599	39,258	40,676

Total assets	$2,042,215	$2,048,501	$1,885,352	$1,859,595	$2,014,996

LIABILITIES
Deposits:
Demand noninterest-bearing	$811,671	$758,716	$715,432	$746,673	$771,205
Demand interest-bearing	37,815	35,183	45,511	36,419	37,250
Money market and savings	671,016	597,244	626,156	686,781	717,480
Time	271,238	317,935	165,040	130,649	154,203

Total deposits	1,791,740	1,709,078	1,552,139	1,600,522	1,680,138

Junior subordinated debt securities	54,152	54,117	54,097	54,063	54,028
Other borrowings	—	100,000	100,000	32,166	106,387
Accrued interest payable and other liabilities	24,069	21,248	20,372	18,273	23,689

Total liabilities	1,869,961	1,884,443	1,726,608	1,705,024	1,864,242

SHAREHOLDERS’ EQUITY
Common stock	111,257	110,786	110,289	109,815	109,473
Retained earnings	62,297	54,628	49,106	44,862	41,189
Accumulated other comprehensive (loss)	(1,300)	(1,356)	(651)	(106)	92

Total shareholders’ equity	172,254	164,058	158,744	154,571	150,754

Total liabilities and shareholders’ equity	$2,042,215	$2,048,501	$1,885,352	$1,859,595	$2,014,996

CAPITAL ADEQUACY
Tier I leverage ratio	7.98%	8.21%	8.27%	7.84%	7.23%
Tier I risk-based capital ratio	8.23%	7.98%	8.09%	8.49%	8.62%
Total risk-based capital ratio	11.78%	11.57%	11.84%	12.49%	12.75%
Total equity/ total assets	8.43%	8.01%	8.42%	8.31%	7.48%
Book value per share	$20.67	$19.70	$19.09	$18.69	$18.24

Common shares outstanding	8,332,479	8,327,781	8,317,161	8,270,901	8,264,300

CALIFORNIA BANCORP AND SUBSIDIARY

INTERIM CONSOLIDATED AVERAGE BALANCE SHEET AND YIELD DATA (UNAUDITED)

(Dollars in Thousands)

	Three months ended December 31,			Three months ended September 30,
	2022			2022
	Average Balance	Yields or Rates	Interest Income/ Expense	Average Balance	Yields or Rates	Interest Income/ Expense
ASSETS
Interest earning assets:
Loans (1)	$1,621,322	5.87%	$23,972	$1,523,442	4.97%	$19,084
Federal funds sold	229,209	3.87%	2,236	162,314	2.12%	867
Investment securities	156,712	3.22%	1,272	163,486	2.95%	1,217

Total interest earning assets	2,007,243	5.43%	27,480	1,849,242	4.54%	21,168

Noninterest-earning assets:
Cash and due from banks	20,692			20,153
All other assets (2)	60,271			60,832

TOTAL	$2,088,206			$1,930,227

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Deposits:
Demand	$39,582	0.06%	$6	$40,044	0.08%	$8
Money market and savings	647,213	1.45%	2,359	600,100	0.62%	938
Time	304,784	2.83%	2,171	213,001	1.35%	726
Other	110,650	3.89%	1,084	154,101	2.92%	1,133

Total interest-bearing liabilities	1,102,229	2.02%	5,620	1,007,246	1.10%	2,805

Noninterest-bearing liabilities:
Demand deposits	794,114			738,951
Accrued expenses and other liabilities	22,467			21,094
Shareholders’ equity	169,396			162,936

TOTAL	$2,088,206			$1,930,227

Net interest income and margin (3)		4.32%	$21,860		3.94%	$18,363

(1)

Nonperforming loans are included in average loan balances. No adjustment has been made for these loans in the calculation of yields. Interest income on loans includes amortization of net deferred loan fees of $1.0 million and $100,000, respectively.

(2)	Other noninterest-earning assets includes the allowance for loan losses of $16.5 million and $16.0 million, respectively.
(3)	Net interest margin is net interest income divided by total interest-earning assets.

CALIFORNIA BANCORP AND SUBSIDIARY

INTERIM CONSOLIDATED AVERAGE BALANCE SHEET AND YIELD DATA (UNAUDITED)

(Dollars in Thousands)

	Three months ended December 31,
	2022			2021
	Average Balance	Yields or Rates	Interest Income/ Expense	Average Balance	Yields or Rates	Interest Income/ Expense
ASSETS
Interest earning assets:
Loans (1)	$1,621,322	5.87%	$23,972	$1,330,044	4.33%	$14,520
Federal funds sold	229,209	3.87%	2,236	536,503	0.16%	216
Investment securities	156,712	3.22%	1,272	105,011	3.05%	807

Total interest earning assets	2,007,243	5.43%	27,480	1,971,558	3.13%	15,543

Noninterest-earning assets:
Cash and due from banks	20,692			18,886
All other assets (2)	60,271			64,046

TOTAL	$2,088,206			$2,054,490

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Deposits:
Demand	$39,582	0.06%	$6	$37,379	0.10%	$9
Money market and savings	647,213	1.45%	2,359	766,826	0.40%	769
Time	304,784	2.83%	2,171	159,420	0.40%	159
Other	110,650	3.89%	1,084	122,722	2.07%	639

Total interest-bearing liabilities	1,102,229	2.02%	5,620	1,086,347	0.58%	1,576

Noninterest-bearing liabilities:
Demand deposits	794,114			795,967
Accrued expenses and other liabilities	22,467			22,539
Shareholders’ equity	169,396			149,637

TOTAL	$2,088,206			$2,054,490

Net interest income and margin (3)		4.32%	$21,860		2.81%	$13,967

(1)

Nonperforming loans are included in average loan balances. No adjustment has been made for these loans in the calculation of yields. Interest income on loans includes amortization of net deferred loan fees of $1.0 million and $125,000, respectively.

(2)	Other noninterest-earning assets includes the allowance for loan losses of $16.5 million and $13.6 million, respectively.
(3)	Net interest margin is net interest income divided by total interest-earning assets.

CALIFORNIA BANCORP AND SUBSIDIARY

INTERIM CONSOLIDATED AVERAGE BALANCE SHEET AND YIELD DATA (UNAUDITED)

(Dollars in Thousands)

	Twelve months ended December 31,
	2022			2021
	Average Balance	Yields or Rates	Interest Income/ Expense	Average Balance	Yields or Rates	Interest Income/ Expense
ASSETS
Interest earning assets:
Loans (1)	$1,495,981	4.96%	$74,240	$1,368,960	4.29%	$58,677
Federal funds sold	220,084	1.60%	3,519	450,898	0.13%	587
Investment securities	155,748	2.90%	4,519	71,376	2.84%	2,029

Total interest earning assets	1,871,813	4.40%	82,278	1,891,234	3.24%	61,293

Noninterest-earning assets:
Cash and due from banks	19,838			17,642
All other assets (2)	61,517			60,008

TOTAL	$1,953,168			$1,968,884

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Deposits:
Demand	$40,054	0.08%	31	$35,623	0.11%	$38
Money market and savings	651,429	0.70%	4,544	705,621	0.51%	3,627
Time	205,681	1.57%	3,235	175,240	0.43%	753
Other	121,464	2.88%	3,496	139,011	1.54%	2,145

Total interest-bearing liabilities	1,018,628	1.11%	11,306	1,055,495	0.62%	6,563

Noninterest-bearing liabilities:
Demand deposits	752,348			747,868
Accrued expenses and other liabilities	21,256			21,363
Shareholders’ equity	160,936			144,158

TOTAL	$1,953,168			$1,968,884

Net interest income and margin (3)		3.79%	$70,972		2.89%	$54,730

(1)

Nonperforming loans are included in average loan balances. No adjustment has been made for these loans in the calculation of yields. Interest income on loans includes amortization of net deferred loan fees of $1.5 million and $3.4 million, respectively.

(2)	Other noninterest-earning assets includes the allowance for loan losses of $15.4 million and $13.9 million, respectively.
(3)	Net interest margin is net interest income divided by total interest-earning assets.

CALIFORNIA BANCORP AND SUBSIDIARY

INTERIM CONSOLIDATED NON GAAP DATA (UNAUDITED)

(Dollars in Thousands)

REVENUE:	Three months ended			Twelve months ended
	12/31/22	09/30/22	12/31/21	12/31/22	12/31/21
Net interest income	$21,860	$18,363	$13,967	$70,972	$54,730
Non-interest income	1,962	1,484	994	7,374	4,173

Total revenue	$23,822	$19,847	$14,961	$78,346	$58,903

NET PPP FEES INCLUDED IN INTEREST INCOME:	Three months ended			Twelve months ended
	12/31/22	09/30/22	12/31/21	12/31/22	12/31/21
PPP fees	$27	$293	$817	$2,103	$7,133
PPP capitalized loan origination costs	3	15	109	343	1,604

Net PPP fees	$24	$278	$708	$1,760	$5,529

NON-INTEREST EXPENSE:	Three months ended			Twelve months ended
	12/31/22	09/30/22	12/31/21	12/31/22	12/31/21
Total non-interest expense	$11,713	$11,217	$10,009	$44,665	$40,437
Total capitalized loan origination costs	960	1,102	1,601	4,119	5,528

Total operating expenses, before capitalization of loan origination costs	$12,673	$12,319	$11,610	$48,784	$45,965